UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 5, 2024

CFSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

United States of America	001-41220	87-4396534
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 Beach Street, Quincy, Massachusetts	02170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 471-0750

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CFSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 5, 2024, CFSB Bancorp, Inc., the holding company for Colonial Federal Savings Bank, issued a press release announcing that it has adopted a program to repurchase up to 152,287 shares of its common stock, which equals approximately 5% of its outstanding common stock (excluding shares held by 15 Beach, MHC).  This is the Company’s first stock repurchase program since completing its mutual holding company reorganization and related initial stock offering in January 2022.

Repurchases are expected to commence after the Company publicly releases its results of operations for the quarter ended March 31, 2024.  Shares may be repurchased in open market or private transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

For additional information, reference is made to the Company’s press release dated April 5, 2024, which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

99.1	Press release dated April 5, 2024.

104	Cover Page Interactive Data File (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CFSB BANCORP, INC.

DATE: April 5, 2024	By:	/s/ Susan Shea
Susan Shea
Treasurer and Chief Operating Officer